Exhibit 99.1

Media
& Analysts:	Derick Smith
(713) 627-4963

Date:	August 6, 2013

Spectra Energy Partners Reports Second Quarter 2013 Results

•	Cash available for distribution of $55.6 million, up 4.7 percent over prior year

•	Reported net income of $49.3 million, up 5 percent over prior year

•	23rd consecutive quarterly cash distribution increase to $0.50875 per unit

HOUSTON – Spectra Energy Partners, LP (NYSE:SEP) today reported second quarter 2013 cash available for distribution of $55.6 million, compared with $53.1 million in the prior-year quarter. Net income was $49.3 million for the second quarter 2013, compared with $46.9 million in the second quarter 2012. Distributions per limited partner unit for the quarter were $0.50875, compared with $0.485 per limited partner unit for the second quarter 2012.

The increases in both net income and cash available for distribution were primarily the result of the October 31, 2012 acquisition of a 38.76 percent interest in Maritimes & Northeast Pipeline, L.L.C. (M&N US), partially offset by expected lower storage revenues at Market Hub Partners (MHP) and higher costs.

“Spectra Energy Partners’ portfolio of stable, fee-based assets delivered another quarter of solid financial results. From that foundation, the addition of the Express-Platte Pipeline System allowed us to increase our quarterly distribution for the 23rd consecutive quarter,” said Julie Dill, president and chief executive officer. “Going forward, our unitholders can expect even greater distribution growth as we look forward to having our general partner, Spectra Energy Corp, drop down all their remaining US storage and transmission assets, as well as accelerating the drop down of the liquids business to Spectra Energy Partners, by year-end,” continued Dill.

Results from Operations

Spectra Energy Partners reported operating income of $26.2 million for the second quarter 2013, compared with $31.1 million in the prior-year quarter. The decrease was mostly driven by higher costs at East Tennessee, acquisition costs related to the Express-Platte drop-down, and lower revenues at Ozark.

Equity Investments

Second quarter 2013 equity earnings were $30.3 million, compared with $23.8 million for the prior-year quarter. SEP’s share of second quarter 2013 cash available for distribution was $33.1 million, compared with $29.4 million for the prior-year quarter. These increases were primarily the result of the acquisition of a 38.76 percent interest in M&N US on October 31, 2012, partially offset by expected lower revenues at MHP.

Interest Expense

Interest expense was $7.4 million, compared with $7.7 million in the prior-year quarter.

Capital Expenditures and Equity Investments

During the quarter, Spectra Energy Partners invested $9.3 million in expansion and maintenance capital projects in the Gas Transportation and Storage segment, and an additional $0.5 million at MHP. Expansion capital was primarily for the East Tennessee Kingsport project announced earlier this year.

Additional Information

Spectra Energy Partners and Spectra Energy Corp will host a joint analyst conference call at 8:00 a.m. CT today, August 6, 2013. The call will highlight both companies’ earnings results and provide an update on growth projects as well as additional details on Spectra Energy’s previously announced intention to drop down all of its remaining

U.S. Transmission and Storage assets into Spectra Energy Partners. The webcast and conference call can be accessed via the investor relations section of Spectra Energy Partners, LP’s website or by dialing (888) 252-3715 in the United States or (706) 634-8942 outside the United States. The Conference ID is 11781017 or “SE and SEP Quarterly Earnings Call.”

Please call five to ten minutes prior to the scheduled start time. A replay of the call will be available until 5:00 p.m. CT, October 30, 2013, by dialing (800) 585-8367 with conference ID 11781017. The international replay number is (404) 537-3406, with the above conference ID. A replay and transcript also will be available by accessing the investor relations section of Spectra Energy Partners’ website at http://www.spectraenergypartners.com.

Reconciliation of Non-GAAP Financial Measures

This press release includes certain financial measures, including cash available for distribution and adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), that are non-GAAP (Generally Accepted Accounting Principles) financial measures, as defined under the rules of the Securities and Exchange Commission (SEC).

Spectra Energy Partners defines adjusted EBITDA as net income plus interest expense, income taxes, and depreciation and amortization, less equity in earnings of Gulfstream, MHP and M&N US, interest income, and other income and expenses, net, which primarily includes non-cash AFUDC.

Spectra Energy Partners defines cash available for distribution as adjusted EBITDA plus cash available for distribution from Gulfstream, MHP and M&N US and net preliminary project costs, less interest expense, cash paid for income taxes, maintenance capital expenditures, excluding the impact of reimbursable projects, and other non-cash items affecting net income. Cash available for distribution does not reflect changes in working capital balances. Cash available for distribution for Gulfstream and MHP is defined on a basis consistent with Spectra Energy Partners. Cash Available for Distribution for M&N US includes an adjustment for amortizing bond payments.

This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Adjusted EBITDA and cash available for distribution are not presented as alternatives to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States GAAP.

Forward-Looking Statements

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on our beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: the timing and success of the completion of the expected drop-down; state and federal legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which competition enters the natural gas industries; outcomes of litigation and regulatory investigations, proceedings or inquiries; weather and other natural phenomena, including the economic, operational and other effects of hurricanes and storms; the timing and extent of changes in interest rates; general economic conditions, including the risk of a prolonged economic slowdown or decline, or the risk of delay in a recovery, which can affect the long-term demand for natural gas and related services; potential effects arising from terrorist attacks and any consequential or other hostilities; changes in environmental, safety and other laws and regulations; results and costs of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general market and economic conditions; increases in the cost of goods and services required to complete capital projects; growth in opportunities, including the timing and success of efforts to develop domestic pipeline, storage, gathering and other infrastructure projects and the effects of competition; the performance of natural gas transmission, storage and gathering facilities; the extent of success in connecting natural gas supplies to transmission and gathering systems and in connecting to expanding gas markets; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; conditions of the capital markets during the periods covered by the forward-looking statements; and the ability to successfully complete merger, acquisition or divestiture plans; regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of the business following a merger, acquisition or divestiture. These factors, as well as additional factors that could affect our forward-looking statements, are described in our filings that we make with the Securities and Exchange Commission (SEC), which are available via the SEC’s Web site at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. All forward-looking statements in this release are made as of the date hereof and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Spectra Energy Partners, LP (NYSE: SEP) is a Houston-based master limited partnership, formed by Spectra Energy Corp (NYSE: SE), which owns interests in natural gas and crude oil pipeline and storage assets in North America, including more than 5,300 miles of transmission and gathering pipeline, approximately 57 billion cubic feet of natural gas storage, and approximately 4.8 million barrels of crude oil storage. These assets connect growing supply areas to high-demand markets for natural gas and crude oil.

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Spectra Energy Partners, LP

Quarterly Highlights

June 2013

(Unaudited)

(In millions, except per-unit amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
STATEMENTS OF OPERATIONS
Operating revenues	$56.9	$58.7	$117.8	$120.6
Operating expenses	30.7	27.6	58.5	56.4

Operating income	26.2	31.1	59.3	64.2
Equity in earnings of unconsolidated affiliates	30.3	23.8	61.0	51.2
Other income and expenses, net	0.2	0.1	0.3	0.1
Interest income	0.3	—	0.4	—
Interest expense	7.4	7.7	15.0	15.4

Earnings before income taxes	49.6	47.3	106.0	100.1
Income tax expense	0.3	0.4	0.8	0.8

Net income	$49.3	$46.9	$105.2	$99.3

Adjusted EBITDA (a)	$35.7	$40.4	$78.2	$82.8
Cash Available for Distribution (b)	$55.6	$53.1	$128.5	$119.3
Weighted average units outstanding
Limited partner units	108.4	96.3	106.0	96.3
General partner units	2.2	2.0	2.2	2.0
Net income per limited partner unit	$0.36	$0.42	$0.81	$0.89
Declared cash distribution per limited partner unit	$0.50875	$0.485	$1.01	$0.965

CAPITAL AND INVESTMENT EXPENDITURES
Capital expenditures - Gas Transportation & Storage	$9.3	$11.1	$13.3	$16.8
Investment expenditures
Gulfstream - 49.0%	—	—	—	—
Market Hub - 50%	0.5	4.1	1.0	13.2
M&N US - 38.76%	—	—	—	—

Total capital and investment expenditures	$9.8	$15.2	$14.3	$30.0

			June 30, 2013	December 31, 2012
Debt			$1,039.9	$1,053.4
Other Investments (c)			320.2	140.7

(a)	Adjusted EBITDA is defined as net income plus interest expense, income taxes, and depreciation and amortization, less equity in earnings of Gulfstream, Market Hub and M&N US, interest income, and other income and expenses, net, which primarily includes non-cash allowance for funds used during construction (AFUDC).
(b)	Cash Available for Distribution is defined as Adjusted EBITDA plus Cash Available for Distribution from Gulfstream, Market Hub and M&N US and net preliminary project costs, less interest expense, cash paid for income tax expense, maintenance capital expenditures, excluding the impact of reimbursable projects, and other non-cash items affecting net income. Cash Available for Distribution does not reflect changes in working capital balances. Cash Available for Distribution for Gulfstream and Market Hub is defined on a basis consistent with us. Cash Available for Distribution for M&N U.S. includes an adjustment for amortizing bond payments. These bond payments are paid out in the second and fourth quarters of each year using operating cash flows. Spectra Energy Partners, Gulfstream and Market Hub do not make similar bond payments.
(c)	These investments will be used to fund capital expenditures and acquisitions.

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Spectra Energy Partners

Reconciliation of Non-GAAP “Adjusted EBITDA” and “Cash Available for Distribution”

(Unaudited)

(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net income	$49.3	$46.9	$105.2	$99.3
Add:
Interest expense	7.4	7.7	15.0	15.4
Income tax expense	0.3	0.4	0.8	0.8
Depreciation and amortization	9.5	9.3	18.9	18.6
Less:
Equity in earnings of Gulfstream	16.9	14.5	32.2	29.8
Equity in earnings of Market Hub	6.4	9.3	15.1	21.4
Equity in earnings of M&N US	7.0	—	13.7	—
Interest income	0.3	—	0.4	—
Other income and expenses, net	0.2	0.1	0.3	0.1

Adjusted EBITDA	35.7	40.4	78.2	82.8
Add:
Cash Available for Distribution from Gulfstream	19.8	18.9	39.3	38.5
Cash Available for Distribution from Market Hub	6.9	10.5	17.2	24.0
Cash Available for Distribution from M&N US	6.4	—	16.1	—
Preliminary project costs, net	—	—	—	—
Less:
Interest expense	7.4	7.7	15.0	15.4
Cash paid for income tax expense	—	—	—	—
Maintenance capital expenditures	5.9	9.2	7.5	10.9
Other	(0.1)	(0.2)	(0.2)	(0.3)

Cash Available for Distribution	$55.6	$53.1	$128.5	$119.3

Gulfstream

Reconciliation of Non-GAAP “Adjusted EBITDA” and “Cash Available for Distribution”

(Unaudited)

(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net income	$34.6	$29.6	$65.8	$60.8
Add:
Interest expense	17.6	17.7	35.1	35.2
Depreciation and amortization	9.0	8.9	17.9	17.8

Adjusted EBITDA - 100%	61.2	56.2	118.8	113.8
Add:
Preliminary project costs, net	(2.9)	0.1	(2.5)	0.4
Less:
Interest expense	17.6	17.7	35.1	35.2
Maintenance capital expenditures	0.1	0.2	0.9	0.5

Cash Available for Distribution - 100%	$40.6	$38.4	$80.3	$78.5

Adjusted EBITDA - 49.0%	$30.0	$27.6	$58.2	$55.8
Cash Available for Distribution - 49.0%	$19.8	$18.9	$39.3	$38.5

Market Hub

Reconciliation of Non-GAAP “Adjusted EBITDA” and “Cash Available for Distribution”

(Unaudited)

(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net income	$12.6	$18.7	$30.1	$42.9
Add:
Interest expense (benefit)	—	—	—	(0.1)
Income tax expense	—	(0.1)	0.1	—
Depreciation and amortization	2.9	2.9	5.8	5.7
Less:
Interest income	—	0.1	—	0.1
Other income and expenses, net	0.4	—	0.4	—

Adjusted EBITDA - 100%	15.1	21.4	35.6	48.4
Less:
Interest expense (benefit)	—	—	—	(0.1)
Cash paid for income tax expense	—	—	—	—
Maintenance capital expenditures	1.3	0.4	1.3	0.5

Cash Available for Distribution - 100%	$13.8	$21.0	$34.3	$48.0

Adjusted EBITDA - 50%	$7.5	$10.7	$17.8	$24.2
Cash Available for Distribution - 50%	$6.9	$10.5	$17.2	$24.0

Maritimes & Northeast Pipeline

Reconciliation of Non-GAAP “Adjusted EBITDA” and “Cash Available for Distribution”

(Unaudited)

(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012(a)	2013	2012(a)
Net income	$18.2	$—	$35.4	$—
Add:
Interest expense	9.7	—	19.3	—
Income tax expense	—	—	—	—
Depreciation and amortization	6.5	—	12.9	—

Adjusted EBITDA - 100%	34.4	—	67.6	—
Less:
Interest expense	9.7	—	19.3	—
Cash paid for amortizing bond payments	8.8	—	8.8	—
Cash paid for income tax expense	(0.1)	—	(0.1)	—
Maintenance capital expenditures	1.2	—	1.2	—
Other (b)	(1.9)	—	(3.2)	—

Cash Available for Distribution - 100%	$16.7	$—	$41.6	$—

Adjusted EBITDA - 38.76% (a)	$13.3	$—	$26.2	$—
Cash Available for Distribution - 38.76% (a)	$6.4	$—	$16.1	$—

(a)	M&N US results reflect October 31, 2012 acquisition, and no (0%) ownership preceding that date.
(b)	Amortization of Loss on Reacquired Debt